UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2014

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2014, Michael D. Mann resigned from his position as Chief Financial Officer of Gaming Partners International Corporation and its subsidiary (the "Company"), effective immediately. Notwithstanding his resignation, the Company agreed to pay Mr. Mann a severance payment equal to three months of his annual salary.

On July 7, 2014, Gregory S. Gronau, President and Chief Executive Officer of the Company, was appointed Secretary and Treasurer of the Company and Alain Thieffry, Chairman of the Board, was appointed Interim Chief Financial Officer of the Company. Mr. Thieffry will work with the Company's finance and accounting staff and oversee the Company's financial operations until a new Chief Financial Officer is hired. The Company is commencing its search for a new Chief Financial Officer.

To the extent required by Item 5.02(c) of Form 8-K, the information regarding Mr. Gronau and Mr. Thieffry included in the Company's Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders (as filed with the Securities and Exchange Commission on April 16, 2014), is incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gaming Partners International Corporation

Date: July 7, 2014
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer